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                                                                         EX-99.J

                        Consent of Independent Auditors


The Board of Trustees
Hewitt Money Market Fund:

We consent to the use of our report dated August 31, 1998 included herein and to the reference to our firm under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



San Francisco, California
August 31, 1998